Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE Vote by - Internet 24 Hours — a QUICK Day, 7 Days    a Week EASY or by Mail ADIT EDTECH ACQUISITION CORP. to Your vote Internet your shares vote authorizes in the same the manner named as proxies if you Votes marked, submitted signed and electronically returned your over proxy the Internet card. must [•], 2023. be received by 11:59 p.m., Eastern Time, on INTERNET – www. Use the cstproxyvote. Internet to vote com your proxy. Have your proxy above card website. available Follow when the prompts you access to vote the your shares.    If Vote you at plan the to Meeting attend the – virtual online Special number Meeting, to you vote will electronically need your 12 at digit the Special control Meeting. https://www. To attend: cstproxy. com/[•]/2023 MAIL and return – Mark, it in sign the postage-paid and date your envelope proxy card    provided.    PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting To view the 2023 Proxy Statement and to Attend the Special Meeting, please go to: https://www.cstproxy.com/[•]/2023 PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ADIT EDTECH ACQUISITION CORP. The undersigned appoints David L. Shrier and John J. D’Agostino, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Adit EdTech Acquisition Corp. held of record by the undersigned at the close of business on [•], 2023, at the Special Meeting of Stockholders of Adit EdTech Acquisition Corp. to be held on [•], 2023, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)

PROXY ADIT EDTECH ACQUISITION CORP. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS. Please mark your votes like this X 1. To approve the transactions contemplated by FOR AGAINST ABSTAIN the merger agreement, dated as of November 29, 2021, by and among Adit EdTech Acquisition Corp. (“ADEX”), ADEX Merger Sub, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of ADEX, and Griid Holdco LLC, a Delaware limited liability company, as amended by the first amendment to the merger agreement, dated December 23, 2021, the second amendment to the merger agreement, dated October 17, 2022 and the third amendment to the merger agreement, dated February 8, 2023 (such transactions, the “merger”). 2. To approve, assuming Proposal Nos. 1, 3, FOR AGAINST ABSTAIN and 5 (such proposals, together with Proposal No. 2, the “condition precedent proposals”) are approved and adopted, an amendment to ADEX’s amended and restated certificate of incorporation, as amended (the “current charter,” and, the amended and restated certificate of incorporation, as amended, if such amendment is adopted, the “proposed charter”). 3. To approve, on a non-binding advisory basis, the following differences between ADEX’s current charter and the proposed charter, which are being presented in accordance with the requirements of the Securities and Exchange Commission as six separate sub-proposals: • A – An increase in the authorized share capital FOR AGAINST ABSTAIN from 101,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.0001 per share (the “common stock”) and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “preferred stock”), to 501,000,000 shares, consisting of 500,000,000 shares of common stock and 1,000,000 shares of preferred stock. • B – The classification of the board of directors FOR AGAINST ABSTAIN into three classes with only one class of directors being elected each year and each class serving three-year terms. • C – The requirement that directors may be FOR AGAINST ABSTAIN removed only for cause by the affirmative vote of the holders of at least 66 2/3% of the outstanding common stock entitled to vote thereon. • D – The requirement that any action FOR AGAINST ABSTAIN required to permitted to be taken by the stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing and that stockholders may not call a special meeting. • E – The requirement that the affirmative vote FOR AGAINST ABSTAIN of the holders of at least 66 2/3% of the voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class, be needed to amend the proposed charter. • F – A change in the post-merger company’s FOR AGAINST ABSTAIN corporate name from “Adit EdTech Acquisition Corp.” to “GRIID Infrastructure Inc.” and the removal of certain provisions related to ADEX’s status as a blank check company that will no longer apply upon consummation of the merger.    4. To approve and adopt, assuming the condition FOR AGAINST ABSTAIN precedent proposals are approved and adopted, the GRIID Infrastructure Inc. 2023 Omnibus Incentive Compensation Plan. 5. To approve, assuming the other condition FOR AGAINST ABSTAIN precedent proposals are approved and adopted, for purposes of complying with applicable provisions of the NYSE American listing standard §713(a), the issuance of more than 20% of ADEX’s outstanding common stock, par value $0.0001 per share, in connection with the merger and, for purposes of complying with the applicable provisions of the NYSE American listing standard §713(b), the change of control of ADEX. 6. To approve and adopt, assuming the condition FOR AGAINST ABSTAIN precedent proposals are approved and adopted, an amendment to the current charter to remove from the current charter prior to the closing of the merger (i) the limitation on ADEX’s ability to redeem or repurchase IPO Shares in connection with the consummation of an initial business combination to the extent such redemption would result in ADEX’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act (or any successor rule)) in excess of $5 million after payment of the deferred underwriting commission (the “redemption limitation”), and (ii) the limitation that ADEX shall consummate an initial business combination following stockholder approval thereof only if the redemption limitation is not exceeded. 7. To elect, assuming the condition precedent proposals are approved and adopted, seven directors to serve terms as Class I, Class II, and Class III directors on ADEX’s board of directors until the 2024, 2025, and 2026 annual meetings of stockholders, respectively, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal. Nominees: FOR WITHHOLD 01) David L. Shrier 02) Sharmila Kassam 03) James D. Kelly III 04) Neal Simmons 05) Sundar Subramaniam 06) Tom Zaccagnino 07) Cristina Dolan 8. To approve the adjournment of the special FOR AGAINST ABSTAIN meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the proposals. CONTROL NUMBER    Signature _________________________________ Signature, if held jointly _________________________________ Date____________, 2023 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.